                                                    Registration No. 333-______

   As filed with the Securities and Exchange Commission on October 11, 2000
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                                   APW Ltd.
            (Exact name of registrant as specified in its charter)

           BERMUDA                                              04-2576375
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

    N22 W23685 Ridgeview Parkway West
           Waukesha, Wisconsin                                  53188-1013
(Address of Principal Executive Offices)                        (Zip Code)

                        APW Ltd. 2000 Stock Option Plan
                           (Full title of the plan)
                              ___________________

       RICHARD D. CARROLL                                     Copy to:
         Vice President                             ANTHONY W. ASMUTH III, ESQ.
            APW Ltd.                                    Quarles & Brady LLP
N22 W23685 Ridgeview Parkway West                    411 East Wisconsin Avenue
 Waukesha, Wisconsin 53188-1013                     Milwaukee, Wisconsin  53202

                    (Name and address of agent for service)

                                (262) 523-7600
         (Telephone number, including area code, of agent for service)


                             Calculation of Registration Fee
-------------------------------------------------------------------------------------------
                                                                 Proposed
                                                 Proposed        Maximum
                                                  Maximum        Aggregate       Amount of
  Title of Securities        Amount to be     Offering Price   Offering Price  Registration
   to be Registered         Registered (1)     Per Share (3)      (2) (3)          Fee
------------------------    --------------    --------------   --------------  ------------
      Common Stock,
par value $.01 per share   5,000,000 shares        (2)         $149,724,800      $39,528
 (with attached Preferred
  Stock Purchase Rights)
-------------------------------------------------------------------------------------------

(1) Each share of common stock will have attached thereto one perferred stock purchase right issued pursuant to the registrant's Rights Agreement. The Plan provides for possible adjustment of the number, price and kind of shares covered by options and other stock incentive awards granted or to be granted in the event of certain capital or other changes affecting the registrant's common stock. This registration statement therefore covers, in addition to the above stated 5,000,000 shares (and associated rights), an indeterminate number of shares (and associated rights) that may become subject to the Plan by means of any such adjustment.

(2) The actual offering price per share will be determined in accordance with the terms of the plan; the Plan provides that the option price per share under a stock option granted shall be determined by the Compensation Committee; provided, however, that in the case of an Incentive Stock Option, the exercise price may not be less than fair market value of the common stock when the option is granted; and further provided that, in the case of a grant of a Non-Qualified Stock Option with an exercise price of less than fair market, the optionee must make a payment to the Registrant of at least the difference between the fair market value and the option exercise price.

(3) Pursuant to Rule 457(h), the maximum aggregate offering price per share, estimated solely for the purpose of computing the registration fee, is based upon (a) options for 4,493,975 shares assumed in connection with the spin-off of APW Ltd. and granted thereafter with an exercise price between $6.2308 to $36.3750 (with a weighted exercise price of $28.0527) and 506,025 remaining options at $46.75, which is the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange as of October 6, 2000, as reported in the Wall Street Journal.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by APW Ltd.(the "Registrant") (Commission File No. 1-15851) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

     (a) The Registrant's Registration Statement on Form 10 dated May 1, 2000 (as amended by Amendment No. 1 and Amendment No. 2 on Form 10/A filed on June 20, 2000 and July 11, 2000, respectively);

     (b) The Registrant's Registration Statement on Form 8-A filed on July 19, 2000;

     (c)  The Registrant's Quarterly Report Form 10-Q filed on August 17, 2000;
          and

     (d) The Registrant's Current Report on Form 8-K reporting an event occurring on September 26, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

     Not applicable. See Item 3 above.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the securities registered hereunder will be passed upon for the Registrant by Conyers Dill & Pearman, the Registrant's legal counsel. The Registrant's Assistant Secretaries, Wayne Morgan and I.S. Outerbridge, are members of Codan Services Limited, an affiliated company of Conyers Dill & Pearman.

Item 6.   Indemnification of Directors and Officers.

     The bye-laws of APW Ltd. provide for indemnification of APW Ltd.'s officers and directors against all liabilities, loss, damage or expense incurred or suffered by any officer or director in his or her role as an officer or director of APW Ltd. to the maximum extent permitted by Bermuda law. However, the indemnification does not extend to any matter which would render it void pursuant to the Companies Act 1981 as in effect from time to time in Bermuda.

     The Companies Act provides that a Bermuda company may indemnify its officers and directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. A company is also permitted to indemnify any officer or director against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in favor of the director or officer, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court. However, the Companies Act also states that any provision, whether contained in APW Ltd.'s bye-laws or in a contract or arrangement between APW Ltd. and the director, indemnifying a director against liability which would attach to him in respect of his or her fraud or dishonesty will be void.

     The directors and officers of APW Ltd. are also covered by directors' and officers' insurance policies maintained by APW Ltd.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)

that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on October 10, 2000.

                                               APW Ltd.
                                               (Registrant)

                                               By:  /s/ RICHARD D. CARROLL
                                                    ----------------------
                                                    Richard D. Carroll
                                                    Vice President - Finance

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Sim and Richard D. Carroll, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

        Signature                                   Title

/s/ RICHARD G. SIM                    Chairman of the Board, President and
----------------------------          Chief Executive Officer; Director
Richard G. Sim

/s/ RICHARD D. CARROLL                Vice President - Finance
----------------------------          (Principal Financial Officer)
Richard D. Carroll

/s/ TODD ADAMS                        Controller
----------------------------          (Principal Accounting Officer)
Todd Adams

/s/ PETER DOUGLAS                     Director
----------------------------
Peter Douglas

/s/ L. DENNIS KOZLOWSKI               Director
----------------------------
L. Dennis Kozlowski

/s/ JACK L. HECKEL                    Director
----------------------------
Jack L. Heckel

/s/ JOHN ZIEMNIAK                     Director
----------------------------
John Ziemniak

/s/ JOHN J. MCDONOUGH                 Director
----------------------------
John J. McDonough

/s/ GERALD McGOEY
----------------------------
Gerald McGoey

*Each of the above signatures is affixed as of October 10, 2000.

                                   APW Ltd.
                              (the "Registrant")
                           (Commission File No. 1-15851)

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT


Exhibit                                                     Incorporated Herein              Filed
Number                   Description                         By Reference To                Herewith
-------                  -----------                       --------------------             --------
    4.1     Memorandum of Continuance of the            Exhibit 3.1 to the Registrant's
            Registrant (dated as of May 30, 2000)       Amendment No. 2 to its
                                                        Registration Statement on
                                                        Form 10 (dated July 11, 2000)

    4.2     Bye-laws of the Registrant (effective as    Exhibit 3.2 to the Registrant's
            of May 30, 2000)                            Amendment No. 2 to its
                                                        Registration Statement on
                                                        Form 10 (dated July 11, 2000)

    4.3     Rights Agreement between APW Ltd.           Exhibit 4.1 to the Registrant's
            and Firstar Bank, N.A. as Rights Agent      Amendment No. 1 to its
                                                        Registration Statement on
                                                        Form 10 (dated June 20,
                                                        2000)

      5     Opinion of Conyers Dill & Pearman                                                            X

   23.1     Consent of PricewaterhouseCoopers                                                            X
            LLP

   23.2     Consent of Conyers Dill & Pearman                                                    Contained in
                                                                                                 Exhibit 5

     24     Power of Attorney                                                                    Contained in
                                                                                                 Signatures page to
                                                                                                 this Registration
                                                                                                 Statement

   99.1     APW Ltd. 2000 Stock Option Plan             Exhibit 10.1 to the
                                                        Registrant's Registration
                                                        Statement on Form 10 dated
                                                        May 1, 2000

                                     EI-1